EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces Second Quarter 2017 Financial Results

MIDVALE, Utah, Aug. 17, 2017 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. ("Sportsman's" or the “Company”) (Nasdaq:SPWH) today announced financial results for the thirteen and twenty-six weeks ended July 29, 2017.

For the thirteen weeks ended July 29, 2017:

  Net sales increased by 0.9% to $191.5 million from $189.8 million in the second quarter of fiscal year 2016. Same store sales decreased by 9.0% over the same period.

  Income from operations was $14.2 million compared to $16.7 million in the second quarter of fiscal year 2016.

  The Company opened four new stores in the second quarter of fiscal 2017 and ended the quarter with 83 stores in 22 states, or square footage growth of 12.2% from the end of the second quarter of fiscal year 2016.

  Interest expense increased to $3.4 million from $3.1 million in the second quarter of fiscal year 2016.

  Net income was $6.6 million compared to $8.3 million in the second quarter of fiscal year 2016.

  Diluted earnings per share were $0.15 compared to $0.20 in the second quarter of fiscal year 2016.

  Adjusted EBITDA decreased to $20.4 million from $22.3 million in the second quarter of fiscal year 2016 (see "GAAP and Non-GAAP Measures").

John Schaefer, Chief Executive Officer, stated, "Our second quarter topline results were in line with our expectations given the anticipated continued softness in firearm demand as we anniversaried difficult comparisons from the Orlando tragedy in June 2016. Our better than expected bottom line results were driven by stronger gross margins resulting primarily from the higher margin product mix shift that we experienced in the second quarter. We remained focused on continuing to capture market share during the quarter and are encouraged by the progress we made against our strategic priorities of expanding our private label segment, maximizing our loyalty program, investing in our best-in-class customer service and enhancing our e-commerce platform.”

Mr. Schaefer continued, “For the remainder of the year, we continue to expect softness in firearm demand until we anniversary the pre-election run up that drove increased demand in our firearm and ammunition categories last year. Despite the still challenging operating environment, we will continue to execute our key growth priorities that will be centered around driving same store sales, elevating our omni-channel experience and paying down debt as we focus on delivering long-term sustainable growth.”

For the twenty-six weeks ended July 29, 2017:

  Net sales increased by 2.0% to $348.4 million from $341.4 million in the first half of fiscal year 2016. Same store sales decreased by 8.0% over the same period.

  Income from operations was $10.5 million compared to $19.0 million in the first half of fiscal year 2016. Adjusted income from operations, which excludes professional and other fees incurred in connection with the evaluation of a strategic acquisition, was $12.2 million, compared to adjusted income from operations of $19.2 million for the first half of fiscal year 2016, which excludes secondary offering expenses (see “GAAP and Non-GAAP Measures").

  The Company opened eight new stores in the first half of fiscal year 2017.

  Interest expense decreased to $6.6 million from $6.7 million in the first half of fiscal year 2016.

  Net income was $2.0 million compared to $8.6 million in the first half of fiscal year 2016. Adjusted net income, which excludes professional and other fees incurred in connection with the evaluation of a strategic acquisition was $3.1 million compared to an adjusted net income, which excludes secondary offering expenses as well as prior-year tax credits of $8.2 million for the first half of fiscal year 2016 (see “GAAP and Non-GAAP Measures”).

  Diluted earnings per share were $0.05 compared to $0.20 in the first half of fiscal year 2016. Adjusted diluted earnings per share were $0.07 compared to $0.19 in the first half of fiscal year 2016. (See “GAAP and Non-GAAP Measures”)

  Adjusted EBITDA decreased to $24.6 million from $29.7 million in the first half of fiscal year 2016 (see "GAAP and Non-GAAP Measures").

Balance sheet highlights as of July 29, 2017:

  Total debt: $235.6 million consisting of $101.7 million outstanding under the Company’s revolving credit facility and $133.8 million outstanding under the term loan, net of unamortized discount and debt issuance costs.
  Total liquidity (cash plus $22.9 million of availability on revolving credit facility): $24.7 million

During the second quarter, the Company exercised the available $15.0 million accordion feature on its senior secured revolving credit facility, increasing the line of credit to $150.0 million.  As part of this amendment, the Company also extended the maturity date, decreased the interest rate by 25 basis points and lowered certain fees on the line of credit as described in the 8-K previously filed with the SEC on July 24, 2017.

Third Quarter and Fiscal Year 2017 Outlook:

For the third quarter of fiscal year 2017, net sales are expected to be in the range of $220.0 million to $225.0 million based on a same store sales decline in the range of 6.0% to 8.0% compared to the corresponding period of fiscal year 2016. Net income is expected to be in the range of $10.0 million to $11.2 million with diluted earnings per share of $0.23 to $0.26 on a weighted average of approximately 42.8 million estimated common shares outstanding.

For fiscal year 2017, net sales are expected to be in the range of $825.0 million to $835.0 million based on a same store sales decline in the range of 5.0% to 6.0% compared to fiscal year 2016. Adjusted net income is expected to be in the range of $25.7 million to $28.4 million with adjusted earnings per diluted share of $0.60 to $0.66 on a weighted average of approximately 42.8 million estimated common shares outstanding, when adjusted for the professional fees and other fees incurred in connection with the evaluation of a strategic acquisition in the first quarter of fiscal year 2017 (see “GAAP and Non-GAAP Measures”).

The Company's fiscal year 2017 will include 53 weeks, while fiscal year 2016 included 52 weeks. The estimated fiscal year 2017 impact of the additional week is roughly $10.0 to $12.0 million in revenue and approximately $0.01 on earnings per share. There is no impact on expected same store sales as those are presented on a 52 week comparative basis.

Conference Call Information:

A conference call to discuss second quarter 2017 financial results is scheduled for today, August 17, 2017, at 4:30 PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmanswarehouse.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted income from operations, adjusted net income, adjusted diluted earnings per share and adjusted EBITDA. We defined adjusted income from operations as income from operations plus professional and other fees incurred in connection with the evaluation of a strategic acquisition and secondary offering expenses.  Adjusted net income is net income plus professional and other fees incurred in connection with the evaluation of a strategic acquisition, secondary offering expenses and prior year tax credits.   Adjusted diluted earnings per share is diluted earnings per share excluding the impact of professional and other fees incurred in connection with the evaluation of a strategic acquisition, secondary offering expenses and prior year tax credits. We define Adjusted EBITDA as net income plus interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, pre-opening expenses, secondary offering expenses, professional fees, and other gains, losses and expenses that we do not believe are indicative of our ongoing expenses. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements in this release include, but are not limited to, our outlook for the third quarter and full fiscal year 2017.  Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s retail-based business model, general economic conditions and consumer spending, the Company’s concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the Company’s expansion into new markets and planned growth, current and future government regulations, risks related to the Company’s continued retention of its key management, the Company’s distribution center, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended January 28, 2017 which was filed with the SEC on March 24, 2017 and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right quality, brand name hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share data)

	For the Thirteen Weeks Ended				For the Twenty Six-Weeks Ended

	July 29, 2017	% of net sales	July 30, 2016	% of net sales	July 29, 2017	% of net sales	July 30, 2016	% of net sales

Net sales	$191,493	100.0%	$189,804	100.0%	$348,391	100.0%	$341,419	100.0%
Cost of goods sold	122,875	64.2%	123,619	65.1%	231,158	66.4%	226,762	66.4%
Gross profit	68,618	35.8%	66,185	34.9%	117,233	33.6%	114,657	33.6%

Operating expenses:
Selling, general and administrative expenses	54,383	28.4%	49,514	26.1%	106,766	30.6%	95,630	28.0%
Income from operations	14,235	7.4%	16,671	8.8%	10,467	3.0%	19,027	5.6%
Interest expense	(3,436)	(1.8%)	(3,141)	(1.7%)	(6,586)	(1.9%)	(6,729)	(2.0%)
Income before income tax expense	10,799	5.6%	13,530	7.1%	3,881	1.1%	12,298	3.6%
Income tax expense	(4,245)	(2.2%)	(5,226)	(2.8%)	(1,835)	(0.5%)	(3,683)	(1.1%)
Net income	$6,554	3.4%	$8,304	4.3%	$2,046	0.6%	$8,615	2.5%

Earnings per share
Basic	$0.15		$0.20		$0.05		$0.20
Diluted	$0.15		$0.20		$0.05		$0.20

Weighted average shares outstanding
Basic	42,536		42,217		42,406		42,125
Diluted	42,587		42,490		42,457		42,406

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets
	July 29, 2017	January 28, 2017
Current assets:
Cash and cash equivalents	$1,821	$1,911
Accounts receivable, net	441	411
Merchandise inventories	302,229	246,289
Prepaid expenses and other	7,101	7,313
Income taxes receivable	717	-
Total current assets	312,309	255,924
Property and equipment, net	103,848	83,109
Deferred income taxes	4,350	5,097
Definite lived intangible assets, net	1,215	2,118
Total assets	$421,722	$346,248

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$60,761	$31,549
Accrued expenses	52,653	49,586
Income taxes payable	-	979
Revolving line of credit	101,744	60,972
Current portion of long-term debt, net of discount and debt issuance costs	896	983
Current portion of deferred rent	3,864	3,150
Total current liabilities	219,918	147,219

Long-term liabilities:
Long-term debt, net of discount, debt issuance costs, and current portion	132,931	133,721
Deferred rent credit, net of current portion	36,131	35,307
Total long-term liabilities	169,062	169,028
Total liabilities	388,980	316,247

Stockholders’ equity:
Common stock	426	422
Additional paid-in capital	80,839	80,146
Accumulated deficit	(48,523)	(50,567)
Total stockholders’ equity	32,742	30,001
Total liabilities and stockholders' equity	$421,722	$346,248

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	July 29, 2017	July 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,046	$8,615
Adjustments to reconcile net income to net
cash (used in) provided by operating activities:
Depreciation and amortization	7,431	5,565
(Gain) on asset disposition	(14)	-
Amortization of discount on debt and deferred financing fees	344	549
Amortization of Intangible	903	902
Change in deferred rent	1,538	3,885
Deferred taxes	747	288
Excess tax benefits from stock-based compensation arrangements	-	(449)
Stock based compensation	1,052	1,558
Change in assets and liabilities:	-
Accounts receivable, net	(30)	160
Merchandise inventory	(55,940)	(47,924)
Prepaid expenses and other	132	2,412
Accounts payable	31,365	23,827
Accrued expenses	(6,001)	174
Income taxes	(1,696)	837
Net cash (used in) provided by operating activities	(18,123)	399

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(31,864)	(23,395)
Proceeds from sale of property and equipment	14
Proceeds from sale-leaseback transactions	503	-
Net cash used in investing activities	(31,347)	(23,395)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on line of credit	40,772	40,808
Increase in book overdraft	10,105	4,101
Payments of deferred financing fees	(341)
Payment of withholdings on restricted stock units	(639)	(1,228)
Principal payments on long-term debt	(800)	(20,474)
Issuance of common stock per employee stock purchase plan	283	258
Net cash provided by financing activities	49,380	23,465

Net change in cash and cash equivalents	(90)	469
Cash and cash equivalents at beginning of year	1,911	2,109
Cash and cash equivalents at end of period	$1,821	$2,578

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP income from operations to adjusted income from operations:

	For the Thirteen Weeks Ended		For the Twenty Six-Weeks Ended

	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Income from operations	$14,235	$16,671	$10,467	$19,027
Secondary offering expenses (1)	-	-	-	143
Professional fees (2)	-	-	1,744	-
Adjusted income from operations	$14,235	$16,671	$12,211	$19,170

Reconciliation of GAAP net income and GAAP diluted weighted average shares outstanding to adjusted net income and adjusted weighted average shares outstanding:

Numerator:
Net income	$6,554	$8,304	$2,046	$8,615
Secondary offering expenses (1)	-	-	-	143
Prior year tax credits (3)	-	-	-	(602)
Professional fees (2)	-	-	1,744	-
Less tax benefit related to professional fees	-	-	(677)	-
Adjusted net income	$6,554	$8,304	$3,113	$8,156

Denominator:
Diluted weighted average shares outstanding	42,587	42,490	42,457	42,406

Reconciliation of earnings per share:
Dilutive earnings per share	$0.15	$0.20	$0.05	$0.20
Impact of adjustments to numerator and denominator	-	-	0.02	(0.01)
Adjusted diluted earnings per share	$0.15	$0.20	$0.07	$0.19

Reconciliation of net income to adjusted EBITDA:
Net income	$6,554	$8,304	$2,046	$8,615
Interest expense	3,436	3,141	6,586	6,729
Income tax expense	4,245	5,226	1,835	3,683
Depreciation and amortization	4,393	3,334	8,334	6,466
Stock-based compensation expense (4)	399	933	1,052	1,558
Pre-opening expenses (5)	1,395	1,335	3,023	2,524
Secondary offering expenses (1)	-	-	-	143
Professional Fees (2)	-	-	1,744	-
Adjusted EBITDA	$20,422	$22,273	$24,620	$29,718

(1) Expenses paid by us in connection with secondary offerings of our common stock by affiliates of Seidler Equity Partners III, L.P.
(2) Professional and other fees incurred in connection with the evaluation of a strategic acquisition.
(3) Tax credits recognized in the year that were not previously taken in prior years.
(4) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance
Incentive Plan and Employee Stock Purchase Plan.
(5) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of third quarter and 2017 full year guidance:

	Estimated Q3 '17		Estimated FY '17

	Low	High	Low	High

Numerator:
Net income	$10,000	$11,200	$24,650	$27,350
Professional Fees (1)	-	-	1,067	1,067
Adjusted net income	$10,000	$11,200	$25,717	$28,417

Denominator:
Diluted weighted average shares outstanding	42,800	42,800	42,800	42,800

Reconciliation of earnings per share:
Diluted earnings per share	$0.23	$0.26	$0.58	$0.64
Impact of adjustments to numerator and denominator	-	-	0.02	0.02
Adjusted diluted earnings per share	$0.23	$0.26	$0.60	$0.66

(1) Professional and other fees incurred in connection with the evaluation of a strategic acquisition.

Investor Contact:
ICR, Inc.
Farah Soi/Rachel Schacter
(203) 682-8200
investors@sportsmanswarehouse.com